                                                                EXHIBIT 99.1


                        AGREEMENT OF INTEREST DEFERRAL



     Pursuant to the Note Purchase Agreement (the "Agreement") dated February 27, 1992 between American Industrial Properties REIT (formerly known as Trammell Crow Real Estate Investors), a real estate investment trust duly organized and existing under the laws of the State of Texas (the "REIT") and The Manufacturers Life Insurance Company ("Manulife"), a corporation duly organized and existing under the laws of Canada, REIT and Manulife hereby agree upon the following:

1. A semi-annual interest payment in the amount of $1,974,164 is due on May 27, 1994. In satisfaction of that interest payment:

     a)  REIT will pay $1,000,000 on May 27, 1994; and

     b)  REIT will pay the balance owing as follows:

          -     if paid by June 27, 1994:  $974,164;
          - if paid after June 27, 1994, $974,164 plus interest at 11.7% per annum.

In no event shall payment of the balance owing, plus interest if any, be made later than August 26, 1994.

2. If REIT makes the payments as set forth above, such deferral of a portion of the interest payment due May 27, 1994 will not constitute an Event of Default as contemplated in Section 6.1(a) of the Agreement.

3. REIT understands that Manulife reserves all rights with respect to, and will require full compliance with, all of the other terms and conditions of the Agreement, that all of the terms and conditions of the Agreement not specifically waived as set out above remain in full force and effect, and that Manulife expressly reserves all of its rights and remedies with respect to any other Defaults that may have occurred or that may occur in the future.

AGREED AND ACCEPTED:

The Manufacturers Life Insurance Company     American Industrial Properties REIT

By:   /s/ BRUCE MONUS                        By:   /s/ CHARLES WOLCOTT
      ----------------------------                 ----------------------------
Its:  V. P. Investment                       Its:  President
      ----------------------------                 ----------------------------
Date: May 25, 1994                           Date: May 26, 1994
      ----------------------------                 ----------------------------